                                                                 EXECUTION COPY

EXHIBIT 2.7
===============================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           APPLIEDTHEORY CORPORATION,

                       APPLIEDTHEORY SEATTLE CORPORATION,

                            THE CORDADA GROUP, INC.

                                      AND

                               ROBERT J. MARGULIS

                              --------------------

                                  MAY 15, 2000

                              --------------------



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                                                                 EXECUTION COPY

                               TABLE OF CONTENTS
                                                                                                Page
                                                                                                ----
ARTICLE I THE MERGER..............................................................................1

     1.1.     The Merger..........................................................................1
     1.2.     Closing; Effective Time.............................................................1
     1.3.     Effect on Capital Stock.............................................................2
     1.4.     [Reserved]..........................................................................3
     1.5.     [Reserved]..........................................................................3
     1.6.     Escrow of Parent Common Stock; Adjustment to Merger Consideration...................3
     1.7.     Registration Rights.................................................................4
     1.8.     Merger Sub Common Stock.............................................................4
     1.9.     Certificate of Incorporation and By-Laws............................................4
     1.10.     Directors and Officers.............................................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER..............................4

     2.1.     Authority; Execution and Delivery...................................................4
     2.2.     Ownership of Company Stock..........................................................5
     2.3.     Validity of Contemplated Transactions...............................................5
     2.4.     Consents and Approvals..............................................................5
     2.5.     Litigation..........................................................................5
     2.6.     No Other Agreements to Sell the Company Stock or the Business of the Company........5
     2.7.     Accounts and Notes Receivable, etc..................................................6
     2.8.     Related Parties.....................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY..................................6

     3.1.     Organization........................................................................6
     3.2.     Capitalization; Subsidiaries........................................................7
     3.3.     Authorization; Binding Agreement....................................................7
     3.4.     Noncontravention....................................................................7
     3.5.     Governmental Approvals..............................................................8
     3.6.     Financial Statements................................................................8
     3.7.     No Undisclosed Liabilities..........................................................8
     3.8.     Validity of Leases and Contracts....................................................8
     3.9.     Absence of Certain Changes or Events................................................9
     3.10.     Litigation, Judgments, No Default, Etc............................................11
     3.11.     Compliance........................................................................11
     3.12.     Accounts Receivable; Equipment....................................................11
     3.13.     Tax Matters.......................................................................11
     3.14.     Employee Benefit Plans............................................................14
     3.15.     Finders and Investment Bankers....................................................16
     3.16.     Collective Bargaining Agreements; Employment Matters..............................16

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
     3.17.     Insurance.........................................................................16
     3.18.     No Conflict of Interest...........................................................16
     3.19.     Owned Property....................................................................17
     3.20.     [Reserved]........................................................................19
     3.21.     Compliance with Laws..............................................................19
     3.22.     Licenses and Permits..............................................................19
     3.23.     Copies of Documents...............................................................19
     3.24.     No Existing Discussions...........................................................20
     3.25.     Year 2000.........................................................................20
     3.26.     Disclosure........................................................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................20

     4.1.     Organization.......................................................................20
     4.2.     Capitalization.....................................................................21
     4.3.     Authorization; Binding Agreement...................................................21
     4.4.     Noncontravention...................................................................21
     4.5.     SEC Documents......................................................................22
     4.6.     Governmental Approvals.............................................................22
     4.7.     Absence of Changes.................................................................23

ARTICLE V COVENANTS OF THE COMPANY AND THE COMPANY STOCKHOLDER...................................23

     5.1.     Conduct of Business of the Company.................................................23
     5.2.     Access and Information.............................................................25
     5.3.     Closing Financial Statements.......................................................25
     5.4.     No Solicitation....................................................................26
     5.5.     Takeover Statutes..................................................................26
     5.6.     Non-Disclosure; Public Announcements...............................................26
     5.7.     Taxes..............................................................................27
     5.8.     Lock-up............................................................................27

ARTICLE VI COVENANTS OF PARENT AND MERGER SUB....................................................28

     6.1.     Conduct of Business of Parent and Merger Sub.......................................28
     6.2.     Indemnification of Directors and Officers..........................................28

ARTICLE VII ADDITIONAL AGREEMENTS................................................................29

     7.1.     Reasonable Efforts.................................................................29
     7.2.     Changes in Representation and Warranties; Notification of Certain Matters..........30

ARTICLE VIII CONDITIONS..........................................................................30

     8.1.     Conditions to Each Party's Obligations.............................................30
     8.2.     Conditions to Obligation of Parent and Merger Sub..................................31

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
     8.3.     Conditions to Obligation of the Company and the Company Stockholder................32
     8.4.     Frustration of Closing Conditions..................................................33

ARTICLE IX NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC............................33

     9.1.     Survival of Representations, Warranties, Etc.......................................33
     9.2.     Company Stockholder's Agreement to Indemnify.......................................33
     9.3.     Parent Agreement to Indemnify......................................................34
     9.4.     Procedures Relating to Indemnification.............................................35

ARTICLE X TERMINATION............................................................................35

     10.1.     Termination.......................................................................35
     10.2.     Procedure for and Effect of Termination...........................................36

ARTICLE XI MISCELLANEOUS.........................................................................37

     11.1.     Certain Definitions...............................................................37
     11.2.     Disclosure Schedule...............................................................37
     11.3.     Amendment and Modification........................................................38
     11.4.     Waiver of Compliance; Consents....................................................38
     11.5.     Restrictive Legend................................................................38
     11.6.     Notices...........................................................................38
     11.7.     Assignment........................................................................39
     11.8.     Expenses..........................................................................40
     11.9.     Gender; Plurals, etc..............................................................40
     11.10.     Governing Law....................................................................40
     11.11.     Counterparts.....................................................................40
     11.12.     Interpretation...................................................................40
     11.13.     Entire Agreement.................................................................40
     11.14.     No Third Party Beneficiaries.....................................................40
     11.15.     Severability.....................................................................40

                                                                 EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of May 15, 2000 (the "Agreement"), by and among AppliedTheory Corporation, a Delaware corporation ("Parent"), AppliedTheory Seattle Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), The Cordada Group, Inc., a Washington corporation (the "Company"), and Robert J. Margulis (the "Company Stockholder").

          WHEREAS, the Company Stockholder and the respective boards of directors of each of Parent, Merger Sub and the Company have determined that the merger of the Merger Sub with and into the Company (the "Merger") on the terms and conditions contained herein, in a transaction that is intended to result in the tax-free issuance of shares of Parent to the stockholders of the Company and in accordance with the Delaware General Corporation Law (the "DGCL") and the Washington Business Corporation Act (the "WBCA"), is advisable and have approved the Merger;

          WHEREAS, Merger Sub was created solely for the purpose of effecting the Merger and will conduct no other activity; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to prescribe certain conditions to the Merger.

          NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

          1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the DGCL and the WBCA, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent. The Merger is intended to be effected such that it qualifies as a reorganization under Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Merger shall have the effects specified in the DGCL and the WBCA.

          1.2.      Closing; Effective Time. Subject to the provisions of
Article VIII, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Dewey Ballantine LLP, as soon as practicable but in no event later than 10:00 a.m. New York City time on the second business day after the earliest date on which each of the conditions set forth in Article VIII (other than conditions that are satisfied by the delivery of documents or the payment of money at or prior to the Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other date, time and place as Parent and the Company shall mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, Merger Sub and the Company shall (i) cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL, and (ii) cause articles of merger to be filed with the Secretary of State of the State of Washington in accordance with the WBCA (collectively, the "Merger Certificates"). The Merger shall become effective as of the date and time of such filing or as of such subsequent date and time as Parent and the Company shall agree to and shall be set forth in the Merger Certificates (the "Effective Time").

          1.3. Effect on Capital Stock.(a) At the Effective Time, each share of common stock, no par value, of the Company (the "Company Stock") issued and outstanding immediately prior to the Effective Time (other than Parent Shares (as defined in Section 1.3(c)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 14.95998 shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") (the aggregate number of shares of Parent Common Stock into which the outstanding Company Stock is convertible being referred to as the "Merger Consideration").

                    (b) Subject to Section 1.6 hereof, the Merger Consideration shall be delivered to the holders of the Company Stock at the Closing in exchange for certificates representing all outstanding shares of Company Stock and any other outstanding ownership interests in the Company. The Parent Common Stock delivered as Merger Consideration hereunder shall not be registered under the Securities Act of 1933, as amended, (the "Securities Act") and the sale or other disposition of such Parent Common Stock shall be subject to the restrictions arising under Rule 144 of the Securities Act until a registration statement shall have been filed for the purposes of registering such Parent Common Stock under the Securities Act. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

                    (c) Each share of Company Stock held in the Company's treasury immediately prior to the Effective Time, if any, and each share of Company Stock then owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, other than any such shares held on behalf of third parties, if any (collectively, "Parent Shares"), shall, by virtue of the Merger, be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                    (d) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock, cash adjustments will be paid to the Company Stockholder in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying the Company Stockholder's fractional share of Parent Common Stock that would otherwise be payable by the last price per share as quoted on the Nasdaq Stock Market on the last trading day immediately preceding the Closing Date.

          1.4.      [Reserved].

          1.5.      [Reserved].

          1.6. Escrow of Parent Common Stock; Adjustment to Merger Consideration. The parties hereto agree that, at the Closing, a portion of the Parent Common Stock delivered to the Company Stockholder as Merger Consideration representing 20% of the Merger Consideration (the "Escrow Fund") shall be held by Parent as escrow agent (the "Escrow Agent") subject to an escrow agreement by and among Parent, the Company Stockholder and the Escrow Agent (the "Escrow Agreement"). A form of the Escrow Agreement is attached hereto as Exhibit A. The parties hereto acknowledge and agree that the Escrow Agent shall hold the Escrow Fund as escrow agent pursuant to the Escrow Agreement. The Escrow Fund shall be subject to the Escrow Agreement, provided that, as further described in the Escrow Agreement, during the term of the Escrow Agreement, the Company Stockholder shall be deemed the owner of and shall have voting power over all Parent Common Stock in the Escrow Fund, provided, further, that any dividends or other distributions with respect to Parent Common Stock that are made in the form of cash or any other form of property, except for ownership rights in Parent or any subsidiary thereof, shall be distributed to the Company Stockholder, provided, further, that any dividends or other distributions with respect to Parent Common Stock that are made in the form of capital stock or of any other form of ownership interest in Parent or any of its subsidiaries shall remain in the Escrow Fund until the end of the term of the Escrow Agreement. As further provided in the Escrow Agreement, if during the term of the Escrow Agreement Parent shall suffer a Loss in accordance with Section 9.2 hereof, upon presenting a claim under
Section 9.4 hereof that is uncontested by Company Stockholder, or if contested, when finally resolved or adjudicated by a court of law in favor of Parent with no opportunity for appeal, Parent shall be entitled to receive for its own account payment out of the Escrow Fund of that number of shares of Parent Common Stock, valued at the last price per share as quoted on the Nasdaq Stock Market on the last trading day immediately preceding the day when such shares are transferred to Parent to reimburse Parent for such Loss and satisfy Parent's right to indemnification under Section 9.2. Any claims for payment in respect of Losses (as defined in Section 9.2 hereof) which are made by Parent under Section 9.2 hereof during the period between the Closing and the one-year anniversary of the Closing (the "Escrow Release Date") shall be satisfied out of the Escrow Fund unless and until the Escrow Fund shall be depleted, in which case Parent shall be entitled to payment directly from the Company Stockholder in satisfaction of any Losses; provided, that Parent's right to payment for Losses is in all cases, in addition to and not in substitution of any other rights or remedies available to Parent under this Agreement, any other agreement in respect of the transactions contemplated by this Agreement, or by operation of law or in equity, including the right to specific performance or injunctive relief. On the Escrow Release Date, any shares of Parent Common Stock remaining in the Escrow Fund and not the subject of an unresolved claim between Parent and the Company Stockholder shall be released to the Company Stockholder, subject to the provisions of the Escrow Agreement. Upon resolution or final adjudication by a court of law in favor of the Company Stockholder with no opportunity for additional appeal of a claim under Section 9.4 hereof, any shares of Parent Company Stock remaining in the Escrow Fund shall be released to the Company Stockholder.

          1.7. Registration Rights. The Parent Common Stock to be delivered to the Company Stockholder as Merger Consideration shall have the benefit of a registration rights agreement between Parent and the Company Stockholder in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

          1.8. Merger Sub Common Stock. Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock of the Surviving Corporation.

          1.9. Certificate of Incorporation and By-Laws. At the Effective Time, and to the extent consistent with the WBCA, (i) the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time and the name of the Surviving Corporation shall be AppliedTheory Seattle Corporation, and (ii) the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

          1.10. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDER

          Except as disclosed in writing in the Disclosure Schedules being delivered at or prior to the execution of this Agreement, which Disclosure Schedules shall identify the specific sections or subsections in this Agreement to which each such disclosure relates, the Company Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

          2.1. Authority; Execution and Delivery. The Company Stockholder has the power, capacity and authority to enter into this Agreement and the other agreements contemplated hereby and to perform fully his obligations hereunder and thereunder. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Company Stockholder and constitutes the legal, valid and binding obligations of the Company Stockholder, enforceable against the Company Stockholder in accordance with their terms, except as the enforcement hereof (or thereof) may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

          2.2. Ownership of Company Stock. The Company Stockholder is the beneficial and record owner of the shares of Company Stock identified on
Section 2.2 of the Disclosure Schedule as being owned by him and all such shares of Company Stock are free and clear of all liens, claims, pledges, charges, encumbrances, third party rights, security interests or other restrictions (collectively, "Liens").

          2.3.      Validity of Contemplated Transactions. Subject to Sections
3.4 and 3.5 of this Agreement, the execution, delivery and performance of this Agreement by the Company Stockholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company Stockholder is subject,
(b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company Stockholder, or (c) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which such Company Stockholder is a party, by which the Company Stockholder may have rights or by which any of the properties or assets of the Company Stockholder may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations thereunder.

          2.4. Consents and Approvals. Except for spousal consents, neither the execution and delivery by the Company Stockholder of this Agreement or the other agreements contemplated hereby, nor the performance of the transactions contemplated hereby and thereby, require the consent or approval of any person nor constitute (with or without notice or lapse of time or both) a default or cause any payment obligation to arise under (a) any law or court order to which the Company Stockholder is subject, (b) any Contract or other document to which the Company Stockholder is a party or by which the properties or other assets of the Company Stockholder may be subject.

          2.5. Litigation. There is no action, claim, suit or proceeding pending or, to the knowledge of the Company Stockholder, threatened by or against or affecting the Company Stockholder or his Company Stock and, to the knowledge of the Company Stockholder, there is no investigation pending or threatened against or affecting the Company Stockholder or his Company Stock, in each case before any court or governmental or regulatory authority or body, that could reasonably be expected to have an adverse effect on the consummation of the transactions contemplated by this Agreement. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company Stockholder with respect to his Company Stock.

          2.6. No Other Agreements to Sell the Company Stock or the Business of the Company. Except as provided for in this Agreement, the Company Stockholder has no obligation, absolute or contingent, to any other person to
(i) sell their Company Stock, (ii) sell any assets of the Company (other than sales of inventory in the ordinary course of the Company's business), (iii) issue, sell or otherwise transfer any capital stock or any security convertible into or exchangeable for capital stock of the Company, (iv) effect any merger, consolidation or other reorganization of the Company or (v) enter into any agreement with respect to any of the foregoing.

          2.7.      Accounts and Notes Receivable, etc. Except as set forth on
Section 2.7 of the Disclosure Schedule, there are no outstanding Company receivables from or advances to the Company Stockholder. There is no contest, claim, counterclaim, defense or right of set-off with respect to any amounts owing from the Company Stockholder to the Company.

          2.8. Related Parties. Except as set forth on Section 2.8 of the Disclosure Schedule, the Company Stockholder does not have, or has not had, directly or indirectly, any interest in any entity that conducts or has conducted business, or any entity that is or has been a party to an agreement, with the Company.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             REGARDING THE COMPANY

          Except as disclosed in writing in the Disclosure Schedules being delivered at or prior to the execution of this Agreement, which Disclosure Schedules shall identify the specific sections or subsections in this Agreement to which each such disclosure relates, the Company and the Company Stockholder hereby jointly and severally represent and warrant to Parent as follows:

          3.1. Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by the Company or the nature of the business conducted makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, would not have a material adverse effect on the properties, business, prospects, assets, condition (financial or otherwise), or results of operations of the Company (a "Company Material Adverse Effect"). Section 3.1 of the Disclosure Schedule (as defined in Section
11.2 hereof) sets forth a list of all jurisdictions where the Company is qualified to do business. The Company has previously delivered to Parent true, correct and complete copies of the Articles of Incorporation and by-laws (or equivalent governing instruments) and all amendments thereto, as currently in effect, of the Company.

          3.2.      Capitalization; Subsidiaries.

                    (a) The authorized capital stock of the Company consists of 100,000 shares of Company Stock, of which 52,488 shares are issued and outstanding. As of the date hereof, except as disclosed on Section 3.2(a) of the Disclosure Schedule no Company Stock Rights were outstanding. Except as disclosed on Section 3.2(a) of the Disclosure Schedule, the Company has not granted, nor has it otherwise promised to grant, nor has it undertaken to grant, any Company Stock Rights. All issued and outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed on Section 3.2(a) of the Disclosure Schedule, there are no shareholder agreements, voting agreements, voting trusts or other similar arrangements, to which the Company is a party, which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of the Company.
Section 3.2(a) of the Disclosure Schedule contains a true, accurate and correct shareholders' list setting forth the number of shares of Company Stock owned beneficially and of record by each stockholder of the Company as of the date of this Agreement.

                    (b) Except as disclosed on Section 3.2(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, business, trust or entity.

          3.3. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all agreements contemplated hereby. The execution and delivery of this Agreement and all agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been unanimously approved by the Board of Directors of the Company and duly and validly authorized by all necessary corporate action on the part of the Company and, where applicable, the Company Stockholder. This Agreement constitutes, and all agreements and documents contemplated hereby to which the Company is, or will be, a party (when executed and delivered pursuant hereto for value received) will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          3.4. Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or by-laws (or equivalent governing instruments) of the Company, (b) except as set forth on Section 3.4 of the Disclosure Schedule, require any consent or approval under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Real Property Lease (as hereinafter defined), Contract (as hereinafter defined), Future Contract (as hereinafter defined), Indebtedness (as hereinafter defined) or any other note, bond, mortgage, indenture, license, agreement or other instrument or obligation (the "Other Agreements") to which the Company is a party or by which any of them or any portion of their properties or assets may be bound or (c) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to the Company or any portion of its properties or assets, except with respect to clauses (b) and
(c) such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          3.5. Governmental Approvals. No consent, approval or authorization of, or declaration or filing, with any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of the Company that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of applicable merger certificates, and (b) consents, approvals, authorizations, declarations or filings that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby.

          3.6. Financial Statements. Section 3.6 of the Disclosure Schedule sets forth true, correct and complete copies of the unaudited balance sheets, statements of income, statements of stockholders' equity and statements of cash flows for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999, and unaudited balance sheets as of March 31, 2000 and April 30, 2000 and unaudited statements of income, statements of changes of operations, statements of stockholders' equity and statements of cash flows for the three-month period ending March 31, 2000 as well as for the four-month period ending April 30, 2000 (collectively, the "Company Financial Statements"). The Company Financial Statements, including the related notes, have been prepared from and are in accordance with the books and records of the Company and are true, complete and accurate and fairly present in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in each case in accordance with GAAP consistently applied throughout the periods indicated.

          3.7. No Undisclosed Liabilities. Except as noted in Section 3.7 of the Disclosure Schedule, the Company does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are not reflected in the Company Financial Statements except for (i) liabilities and obligations incurred in the ordinary course of business since and April 30, 2000, relating to the period after and April 30, 2000, none of which, individually or in the aggregate, have had or could reasonably be expected to have Company Material Adverse Effect.

          3.8. Validity of Leases and Contracts. The Company does not own any real property. Section 3.8 of the Disclosure Schedule sets forth a list of every (a) lease of real property and all other leased interests in real property that are used by the Company (a "Real Property Lease"), (b) all material leases, licenses, contracts, agreements, purchase or sales orders, employee secrecy or confidentiality agreements, undertakings, indentures and written commitments, to which the Company is a party or by which any of the assets of the Company are bound, including all ongoing agreements, licenses, written commitments or other engagements and other instruments of any kind, including all agreements by any person or entity with the Company with respect to non-competition or non-disclosure that relate to the Company or any of its assets, but excluding Company Plans (as defined in Section 3.14), (collectively the "Contracts"), (c) any written proposal, quotation or bid made or received by the Company in connection with its business that, if accepted, would lead to a contract for the provision of services by the Company (a "Future Contract") and (d) any note, debenture, bond, equipment trust agreement, letter of credit, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person (collectively "Indebtedness"). Except as set forth on Section 3.8 of the Disclosure Schedule, each Real Property Lease, Contract, Future Contract or Indebtedness, is valid, legally binding and enforceable in accordance with its terms and neither the Company is in default under any material provision of any such Real Property Lease, Contract, Future Contract or Indebtedness. Upon the completion of the transactions contemplated by this Agreement, each such agreement will be valid, legally binding and enforceable by the Surviving Corporation in accordance with its terms. Any party from whom the Company leases real property or which is a party to any Contract, Future Contract or Indebtedness, is not, and will not be, with due notice or lapse of time or both, in default under any provision of any such Real Property Lease, Contract, Future Contract or Indebtedness. The Company is not a party to any oral agreements, undertakings or commitments with respect to any of the matters listed in this Section 3.8

          3.9. Absence of Certain Changes or Events. Except as set forth on Section 3.9 of the Disclosure Schedule, since April 30, 2000 or such other date as is provided hereunder, the Company has conducted business in the ordinary and usual course and, without limiting the generality of the foregoing:

                    (a)  There has not been a Company Material Adverse Effect.

                    (b) There has not been any split, combination or reclassification of Company Stock or any issuance, or authorization of the issuance, of any securities in respect of, in lieu of, or in substitution for the capital stock of the Company or any declaration, setting side or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the capital stock of the Company.

                    (c) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any of the capital stock of the Company;

                    (d) The Company has not sold, assigned, conveyed or otherwise transferred any Owned Property (as defined in Section 3.19);

                    (e) The Company has not sold, assigned, conveyed or otherwise transferred any properties or assets of the Company;

                    (f) The Company has not mortgaged, pledged or subjected to any Lien any assets of the Company;

                    (g) The Company has not cancelled, terminated, entered into or modified any Contract, Future Contract or Real Property Lease;

                    (h) The Company has not waived any material right of the Company with respect to the business of the Company, whether or not in the ordinary course of business;

                    (i) The Company has not incurred any liability or loss with respect to any of the assets or operations of the Company, except for liabilities incurred in the ordinary course of business, consistent with past practices, which do not result in a Company Material Adverse Effect;

                    (j) The Company has not incurred any capital expenditure or executed any lease or other agreement with respect to any assets of the Company or any aspect of the business of the Company, or incurred any liability therefor, requiring any payment or payments in excess of $10,000 individually or $25,000 in the aggregate;

                    (k) There have not been any material cancellations or any threats of material cancellations by any supplier, customer or contractor of the Company with respect to the business of the Company;

                    (l) The Company has not effected any amendment or supplement to, or extension of, any Company Plan;

                    (m) The Company has not (i) granted to any director or executive officer of, or consultant to, the Company any increase in compensation, except for customary increases in cash compensation in the ordinary course of business consistent with prior practice or as was required under employment agreements or plans in effect as of December 31, 1999, (ii) agreed to any granting by the Company to any such director, executive officer or consultant of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements or plans in effect as of December 31, 1999, (iii) except as permitted by Section 5.1, after the date of this Agreement, agreed to any entry by the Company into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such director, executive officer or consultant or (iv) agreed to, or taken any action to, accelerate the vesting of any Company Option or other equity-based compensation;

                    (n) The Company has not has made any change in accounting methods or principles used for financial or regulatory reporting purposes materially affecting the consolidated assets, liabilities or results of operations; and

                    (o) The Company has not entered into any agreement or arrangement or otherwise agreed to do any of the foregoing.

          3.10. Litigation, Judgments, No Default, Etc. Except as set forth on Section 3.10 of the Disclosure Schedule, (a) there is no action or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, the outcome of which, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect, (b) there is no judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Entity (collectively, "Orders") outstanding against the Company, and (c) to the best knowledge of the Company, there are no facts that would result in any such action or proceeding which could reasonably be expected to have a Company Material Adverse Effect.

          3.11. Compliance. Except as disclosed on Section 3.11 of the Disclosure Schedule, the Company is not in default or violation of any term, condition or provision of (a) its certificate of incorporation or by-laws (or equivalent governing instruments), or (b) any Real Property Lease, Contract, Indebtedness or Other Agreements to which it is a party or by which any of them or any portion of their properties or assets may be bound, except, with respect to the foregoing clause (b), such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          3.12.     Accounts Receivable; Equipment.

                    (a) Section 3.12 of the Disclosure Schedule sets forth a complete list of the accounts receivable of the Company as of April 30, 2000. The accounts receivable of the Company arose out of the ordinary course of business of the Company, have been billed or invoiced in the ordinary course of business in accordance with all applicable laws, regulations and administrative rulings and procedures, represent bona fide indebtedness of the applicable debtor of the Company, not subject to defense, set-off or counterclaim and are collectible in full, net of the reserves set forth in the books of the Company.

                    (b) All material assets of the Company consisting of equipment, whether or not reflected in the Company Financial Statements, are well maintained and in good operating condition, except for reasonable wear and tear and except for items which have been written down in the Company Financial Statements to a realizable market value or for which adequate reserves have been provided in the Company Financial Statements. The present quantity of all such equipment of the Company is reasonable and warranted in the present course of the business conducted by the Company. All of such equipment (except for leased equipment for which the lessors have valid security interest) is free and clear of any Liens or other encumbrance, except as set forth on Section 3.12(b) of the Disclosure Schedule.

          3.13. Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales, use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, alternative minimum, severance or withholding taxes or charges imposed by any governmental entity, whether foreign or domestic, and includes any additions to tax, interest and penalties. "Tax Return", as used in this Agreement, means a report, return, statement, declaration or other information required to be supplied with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                    (a) The Company is, and has been since inception and at all times during its existence, a validly electing S Corporation within the meaning of Sections 1361 and 1362 of the Code and under any corresponding provisions of applicable law in jurisdictions where it files Tax Returns. The Company is not liable for any Tax under Section 1374 of the Code (or any similar provision of state or local law) and has not, in the past ten years, acquired assets from another corporation in a transaction in which the Company's tax basis in the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor.

                    (b) Filing of Timely Tax Returns. All Tax Returns required to be filed by the Company and any Company Subsidiary under applicable law have been filed on a timely basis. All such Tax Returns were and are true, complete and correct.

                    (c) Payment of Taxes. The Company has, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable. No written claim (and, to the Company's knowledge, no other claim) has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

                    (d) Tax Reserves. The Company has established (and until the Closing Date will maintain) on their books and records, including in the Company Financial Statements (i) reserves adequate to pay all Taxes and all deficiencies in Taxes asserted, proposed or threatened against the Company and
(ii) reserves for deferred income taxes, in each case in accordance with GAAP.

                    (e) Tax Liens. There are no Tax liens upon the assets of the Company except liens for Taxes not yet due.

                    (f) Withholding Taxes. The Company has complied in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                    (g) Extensions of Time for Filing Tax Returns. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                    (h) Waivers of Statute of Limitations. The Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                    (i) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and any Company Subsidiary or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted, assessed or, to the Company's knowledge, threatened against the Company that has not be resolved and paid in full or previously disclosed by the Company to the Parent.

                    (j) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of (i) the Company or (ii) the Company Stockholder, to the extent relating to the Company. The Company has no knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service (the "IRS") or other taxing authority.

                    (k) Tax Rulings. The Company has not received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that could have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                    (l) Availability of Tax Returns. To the extent not previously provided, as soon as practicable after the date hereof, the Company will make available to the Parent complete and accurate copies of such of the following materials as the Parent may reasonably request: (i) Tax Returns filed by the Company since its incorporation, (ii) audit reports received from any taxing authority relating to any Tax Return filed by the Company and (iii) Closing Agreements entered into by the Company with any taxing authority.

                    (m) Tax Sharing Agreements. The Company is not a party to any Tax allocation or sharing or similar agreement or arrangement with any person.

                    (n) Affiliated Groups; Liability for Others. The Company has never been a member of an affiliated group of corporations filing consolidated, combined or unitary Tax Returns other than an affiliated group in which the Company was the common parent. The Company has no liability for Taxes of any person other than the Company under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                    (o) Section 341(f). The Company has not filed a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company.

                    (p) Section 168. No property of the Company is property that the Company or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

                    (q) Section 481 Adjustments. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has not proposed any such adjustment or change in accounting method.

                    (r) Section 453. The Company has not disposed of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code.

                    (s) Section 280G. The Company is not a party to any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                    (t) Real Property Holding Corporation. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

          3.14.     Employee Benefit Plans.

                    (a) Section 3.14(a) of the Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, stock option plan, incentive compensation plan, equity compensation plan, "welfare plan" (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension plan" (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, or by any trade or business, whether or not incorporated, which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") for the benefit of any employee or former employee of the Company. Such plans are referred to collectively herein as the "Company Plans".

                    (b) The Company has heretofore made available to Parent with respect to each of the Company Plans true and correct copies of each of the following documents if applicable: (i) the Company Plan document; (ii) the actuarial report for such Company Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan, (iv) the most recent summary plan description and related summaries of material modifications and (v) the Form 5500 tax forms for each of the last two years.

                    (c) Each of the Company Plans is in material compliance with its terms and the applicable provisions of the Code and ERISA; each of the Company Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a determination letter from the Internal Revenue Service that the Company Plan is qualified and the Company knows of no condition or event that could reasonably be expected to adversely affect such status; neither the Company nor any ERISA Affiliate has or at any time in the past has had (i) any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code, (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA); and there are no pending, or to the knowledge of the Company, threatened or anticipated disputes, law suits, investigations, audits, complaints or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

                    (d) The Company has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and to comply with Section 601 of ERISA.

                    (e) The execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Plan, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of the Company.

                    (f) With respect to each Company Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, nor any transaction that would result in a civil penalty being imposed under Section 409 or 502(i) of ERISA, except for any such transactions which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

                    (g) The Company has not entered into any agreement, contract, or arrangement or made or given any undertaking that could result, either directly or indirectly, in any claim against the Company, or, following the Merger, Parent or the Surviving Corporation to the effect that any holder of a Company Option is entitled to the acceleration of vesting, elimination of transfer restrictions or any other change or modification to his or her Company Option.

                    (h) The Company is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except for such failures to so comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          3.15.     Finders and Investment Bankers. Except as set forth on
Section 3.15 of the Disclosure Schedule, neither the Company, nor any of its employees officers or directors has employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          3.16.     Collective Bargaining Agreements; Employment Matters.

                    (a) The Company is not a party to or subject to any collective bargaining agreement with any labor union. There are no labor controversies pending or, to the best knowledge of the Company, threatened against the Company.

                    (b) There are no pending collective bargaining negotiations relating to the employees of the Company. There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of the Company, no such petitions have been pending within the past five years and, to the knowledge of the Company, there has not been any general solicitation of representation cards by any union seeking to represent the employees of the Company as their exclusive bargaining agent at any time within the past five years. There is no unfair labor practice, charge or complaint or other proceeding pending or, to the knowledge of the Company, threatened, against the Company before the National Labor Relations Board or any other governmental entity. There is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened, against or affecting the Company, nor has there been any such activity within the past two years.

                    (c) Except as set forth on Section 3.16(c) of the Disclosure Schedule, there are no pending claims against the Company arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards.

          3.17. Insurance. The Company carries insurance with insurers that, to the best knowledge of the Company, are solvent, in amount and types of coverage which are customary in the industry and against risks and losses which are usually insured against by persons holding or operating similar properties and similar businesses. No material claims have been asserted under any of such insurance policies or relating to the properties, assets or operations of the Company.

          3.18.     No Conflict of Interest. Except as set forth on Section
3.18 of the Disclosure Schedule, no present or former officer, director, affiliate or associate of the

Company has or claims to have (i) any interest in the property, real or personal, tangible or intangible, including without limitation, licenses, inventions, technology, processes, designs, computer programs, know-how and formulae used in or pertaining to the business of the Company, or (ii) any contract, commitment, arrangement or understanding, including, without limitation, loan arrangements, with the Company. Except as set forth in Section
3.18 of the Disclosure Schedule, no present officer or director of the Company and no affiliate thereof has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of the Company. For purposes of this representation, ownership of not more than one percent of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

          3.19.     Owned Property.

                    (a) For purposes of this Section 3.19, "Intellectual Property" shall mean, collectively, with the exception of those items, the absence of which would not have a Company Material Adverse Effect: (x) all U.S. and foreign registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and all registrations and applications therefor, together with all goodwill symbolized thereby, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein), (ii) computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know-how relating thereto (collectively, the "Computer Software"), (iii) copyrights (including without limitation those in Computer Software, and all registrations and applications therefor), (iv) utility and design patents, registered designs and invention disclosures (including without limitation those relating to Computer Software), and all grants, registrations and applications therefor (collectively, the "Patents"), (v) trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer lists (collectively, the "Trade Secrets"), and (vi) other intellectual property, including without limitation adequate research and development facilities; and
(y) all license, assignment, distribution or other agreements relating to any of the items set forth in clause (x) above (collectively, the "IP Contracts").

                    (b) Section 3.19 of the Disclosure Schedule sets forth a complete and accurate list of (i) all Intellectual Property in which the Company has an ownership interest, indicating the owner thereof, and all applications, registrations and grants with respect thereto (collectively, the "Owned Property"), provided that such list need not identify non-material, unregistered copyrights unless such copyrights relate to proprietary Computer Software, (ii) all Intellectual Property (other than the Owned Property) which is used in or relates to the business of the Company, indicating the owner or licensor thereof, and (iii) all IP Contracts with respect to the Intellectual Property referred to in clauses (i) and (ii) above. The Intellectual Property included in clauses (i) and (ii) above is collectively referred to herein as the "Company Property".

                    (c) Except as set forth on Section 3.19 of the Disclosure Schedule, the Company is the sole and exclusive owner of the Owned Property, and is listed in the records of the appropriate U.S. and/or foreign governmental agencies as the sole and exclusive owner of record for each registration, grant and application listed in Section 3.19 of the Disclosure Schedule.

                    (d) No act has been done or omitted to be done by the Company, or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other person to cancel, forfeit, modify or consider abandoned, any Owned Property, or give any person any rights with respect thereto (other than pursuant to an IP Contract listed on Section 3.19 of the Disclosure Schedule), and all of the Company's rights in the Company Property are valid, enforceable and free of defects. The Company has no knowledge of any facts or claims which cause or would cause any Company Property to be invalid or unenforceable, and Company has not received any notice that any person may bring such a claim.

                    (e) Except as set forth on Section 3.19 of the Disclosure Schedule, the Company owns or otherwise has the valid right to use through an IP Contract listed on Section 3.19 of the Disclosure Schedule any and all Intellectual Property that is used in or is necessary or advisable for the conduct of the Company's business as currently conducted and as contemplated to be conducted, free and clear of any lien, encumbrance, royalty or other payment obligations (except for royalties payable in respect of off-the-shelf Computer Software at standard commercial rates) and otherwise on commercially reasonable terms.

                    (f) Neither the Company, nor its businesses as currently conducted or as contemplated to be conducted, is in conflict with or in violation or infringement of, or has violated or infringed, nor has the Company received any notice of any conflict with or violation or infringement of, nor are proceedings or claims pending, nor have any such proceedings or claims been instituted or asserted in writing against the Company, nor are any proceedings threatened, alleging any violation, nor is there any valid basis for any such proceeding or claim, of any rights or asserted rights of any other person with respect to any Intellectual Property of such other person.

                    (g) No proceedings or claims in which the Company alleges that any person is infringing upon, or otherwise violating, any Company Property are pending, and none have been served by, instituted or asserted by the Company, nor are any proceedings threatened alleging any such violation or infringement, nor does the Company know of any valid basis for any such proceeding or claim.

                    (h) The Company has not, prior to the date hereof, divulged, furnished to or made accessible to any person, any Trade Secrets included in the Company Property without prior thereto having obtained an enforceable agreement of confidentiality from such person, and all such confidentiality agreements are listed on Section 3.19 of the Disclosure Schedule. All key personnel employed by the Company have signed such an enforceable agreement of confidentiality.

                    (i) The Company has obtained from all individuals who participated in any respect in the invention or authorship of any Owned Property (as employees of the Company, as consultants, as employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such Owned Property, and assignments to the Company of all rights with respect thereto, other than from such individuals whose copyrightable works the Company hereby represent to be "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976. No officer or employee of the Company is subject to any agreement with any other person or entity which requires such officer or employee to assign any interest in inventions or other intellectual property or keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

                    (j) The Company has taken all actions which are reasonably necessary or advisable in order to fully protect the Company Property in a manner consistent with prudent commercial practice in the computer services industry.

          3.20.     [Reserved]

          3.21. Compliance with Laws. The businesses of the Company have been conducted in accordance with all Legal Requirements applicable thereto (excluding ERISA, which is covered by Section 3.14 hereof), except for the failures to so conduct such business that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice of alleged material violations of any of the foregoing, and there are no presently existing circumstances which would result or be likely to result in violations of any of the foregoing, nor are there any pending or, to the best knowledge of the Company, threatened hearings or investigations with respect to alleged material violations of any of the foregoing.

          3.22. Licenses and Permits. The Company has obtained, and is in compliance with, all licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by applicable law for the conduct of the businesses and operations of the Company as now conducted or as planned to be conducted (collectively, the "Required Licenses"), and there are no proceedings pending or, to the best knowledge of the Company, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Required License.

          3.23. Copies of Documents. The Company has previously delivered to Parent true and complete copies of (or, in the case of any oral agreements or arrangements, true, correct and complete written summaries thereof) all of the agreements, arrangements or other documents in respect of items identified on any schedule to this Agreement which is prepared by or for the Company, as well as:

                    (a)  all Required Licenses; and

                    (b) all written results of any examinations of the Company or any of its businesses by any governmental agency, whether federal, state or local.

          All books of account, financial and accounting records and other data of the Company relating to the Company or any of its businesses, including customers' and suppliers' lists, all payroll, personnel and other employee records and any minute books have been maintained in all material respects in accordance with good business practices and, as applicable, in accordance with GAAP consistently applied.

          3.24. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Takeover Proposal (as defined in Section 5.4(b) hereof).

          3.25. Year 2000. Except as set forth on Section 3.25 of the Disclosure Schedule, all internal computer systems that are material to the business, finances or operations of the Company are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          3.26. Disclosure. This Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

          Except as disclosed in writing in the Disclosure Schedules being delivered at or prior to the execution of this Agreement, which Disclosure Schedules shall identify the specific sections or subsections in this Agreement to which each such disclosure relates, Parent and Merger Sub hereby represent and warrant to the Company as follows:

          4.1. Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent taken as a whole ( a "Parent Material Adverse Effect"). Merger Sub is a newly-formed, wholly owned subsidiary of Parent and, except for activities related to the acquisition of the Company, Merger Sub has not engaged in any business activities of any type or kind whatsoever.

          4.2.      Capitalization.

                    (a) The authorized capital stock of Parent consists of 90,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, par value $.01, ("Parent Preferred Stock"). As of May 2, 2000, there were 23,360,629 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All such issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, as of the date hereof there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments, other than pursuant to the Parent Option Plans, which obligate Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock of Parent or any of its subsidiaries.

                    (b) The authorized capital stock of Merger Sub consists of 3000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by Parent. Notwithstanding any provisions to the contrary, Parent may, in its sole discretion, increase or decrease the number of shares of authorized common stock of Merger Sub and the number of shares of common stock of Merger Sub issued and outstanding owned by Parent. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

          4.3. Authorization; Binding Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Parent and Merger Sub of the transactions contemplated hereby has been approved by the Board of Directors of Parent and duly and validly authorized by all necessary corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, valid and legally binding obligations of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their respective terms, except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          4.4. Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or equivalent governing instruments) of Parent or Merger Sub, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which the Parent is a party or by which Parent or any portion of its properties or assets may be bound or
(c) violate any Legal Requirements applicable to Parent or any portion of Parent's properties or assets, except with respect to clauses (b) and (c) such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          4.5.      SEC Documents.

                    (a) As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Parent prepared by it since its initial public offering (including, without limitation, the Registration Statement on Form S-1 with respect to its initial public offering), in the form (including exhibits and any amendments thereto) filed with the SEC, (collectively, the "Parent Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied throughout the periods indicated, except as may be noted therein.

                    (b) Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied and included in the Parent Reports and (ii) liabilities or obligations incurred in the ordinary course of business which are not material in amounts.

          4.6. Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of Parent or Merger Sub that has not been obtained or made is required in connection with the execution or delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, other than (a) a filing of applicable certificates of merger, (b) filings under the Exchange Act, (c) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states, and (d) consents, approvals, authorizations, declarations or filings that, if not obtained or made would not, individually or in the aggregate, prevent Parent or Merger Sub from consummating the transactions contemplated hereby.

          4.7. Absence of Changes. Since the date of the most recent Parent Report, there has not been a Parent Material Adverse Effect

                                   ARTICLE V

                            COVENANTS OF THE COMPANY
                          AND THE COMPANY STOCKHOLDER

          5.1. Conduct of Business of the Company. Except for matters set forth in the Disclosure Schedule or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and the Company Stockholder shall cause the Company to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and use all reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees and employees and others with which it has business relationships to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth on Section 5.1 of the Disclosure Schedule, from the date of this Agreement to the Effective Time, the Company shall not do any of the following without the prior written consent of the Parent:

                    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                    (b) issue, sell, grant, pledge, deliver, otherwise encumber or subject to any Lien (i) any shares of its capital stock, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, or (iii) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Stock upon the exercise of Company Stock Rights outstanding on the date of this Agreement and in accordance with their present terms;

                    (c) amend the certificate of incorporation or by-laws (or equivalent governing instruments) of the Company, except as required by the terms of this Agreement;

                    (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that, individually, are in excess of $10,000 or, in the aggregate, are in excess of $25,000;

                    (e) enter into any joint venture agreement or strategic alliance or similar agreement or arrangement with any person or entity;

                    (f) sell, lease (as lessor), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets;

                    (g) sell, lease, assign, transfer, convey, deliver or otherwise dispose of, or divest, or purchase or acquire, or enter into any material agreement with any person with respect to, any Owned Property, except in the ordinary course of business consistent with prior practice;

                    (h) (i) grant to any officer or director of the Company any increase in compensation, except to the extent required under employment agreements in effect as of April 30, 2000, (ii) grant to any employee, officer or director of the Company any increase in severance or termination pay, except to the extent required under any agreement or plan in effect as of April 30, 2000, (iii) enter into any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such employee, officer or director, (iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Plan, (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any Company Plan or (vi) take any action to accelerate, or, where the Company has reserved the unilateral discretion to prevent such acceleration, fail to take any action to prevent the acceleration of, the vesting of any Company Stock Rights or other equity-related compensation;

                    (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may be required by a change in GAAP;

                    (j) (i) incur any indebtedness for borrowed money, increase any indebtedness for borrowed money, guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances, capital contributions to, or investments in, any other person, other than to or in the Company;

                    (k) (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with prior practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company's financial statements (or the notes thereto) dated April 30, 2000, which have previously been provided to Parent, and (y) with respect to Taxes, (ii) cancel any indebtedness or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

                    (l) engage in any transaction or enter into any agreement or arrangement with any shareholder of the Company or affiliate of the Company;

                    (m) enter into any other agreements, commitments or contracts that are material to the Company taken as a whole, other than in the ordinary course of business consistent with past practice;

                    (n) except as contemplated by this Agreement, take or cause to be taken any action described in clauses (b) through (g) of Section 3.9

                    (o) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                    (p) make or rescind any material election with respect to Taxes, make a request for a Tax Ruling or enter into a Closing Agreement with respect to Taxes, settle or compromise any material Tax matter, or, with respect to any material Tax matter, change any method of accounting or reporting;

                    (q) establish, adopt, enter into, make any new rights or awards under, amend or otherwise modify any Company Plan, or increase the salary, wage, bonus or other compensation of any employee; or

                    (r)  agree, commit or arrange to do any of the foregoing.

          5.2. Access and Information. The Company shall afford to officers, employees, accountants, counsel and other representatives of Parent reasonable access to all of their properties, personnel, books and records and the Company shall furnish promptly to the Parent all information within their control or possession concerning their businesses, properties and personnel as Parent may reasonably request. All such information shall be kept confidential in accordance with the terms of the letter of intent between the Company and Parent, dated March 8, 2000.

          5.3. Closing Financial Statements. The Company and the Company Stockholder shall prepare balance sheets for the Company as of the last day of the month preceding the month in which the Closing occurs (such date being the "Closing Balance Sheet Date") and statements of income, statements of changes of operations, statements of stockholders' equity and statements of cash flows for the Company for the period between December 31, 1999 and Closing Balance Sheet Date (such financial statements being referred to collectively as the "Closing Financial Statements"), which financial statements shall be set forth on Section 5.3 of the Disclosure Schedule. The Closing Financial Statement (i) shall have been prepared in accordance with the books and records of the Company in accordance with GAAP consistently applied throughout the period covered thereby, (ii) shall fairly present the financial condition and results of operations of the Company as of the date thereof and for the period covered therein and (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and the results of operations of the Company as of the date thereof and for the period covered therein.

          5.4.      No Solicitation.

                    (a) The Company shall not authorize or permit any of their officers, directors, employees, representatives or agents (collectively, "Representatives") to directly or indirectly solicit, initiate or encourage any inquiries relating to or that may reasonably be expected to lead to, the making of any proposal which constitutes, a Takeover Proposal (as defined below), recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal. The Company shall (i) advise Parent orally (within one day) and in writing (as promptly as practicable) of the receipt of any such inquiry or proposal by it or by any of the Representatives and (ii) inform Parent orally and in writing, as promptly as practicable after the receipt thereof, of the material terms and conditions of any such inquiries or proposals (including the identity of the party making such inquiry or proposal) and shall keep Parent informed of the status thereof. The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Parent with respect to any of the foregoing and require the return (or if permitted by the terms of the applicable confidentiality agreement, the certified destruction) of all confidential information previously provided to such parties.

                    (b) For purposes of this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of the Company, other than the transactions contemplated or permitted by this Agreement.

          5.5. Takeover Statutes. If any takeover statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any takeover statute on any of the transactions contemplated hereby.

          5.6.      Non-Disclosure; Public Announcements.

                    (a) None of the Company, the Parent nor the Company Stockholder will not at any time from and after the date of this Agreement divulge, furnish or make accessible to anyone any information or documentation regarding the transactions contemplated by this Agreement, any confidential or secret aspects of the

Company or the Surviving Corporation or any financial or other information about the Company or the Surviving Corporation except as required by law and except for the press release contemplated by Section 5.6(b) hereof. Any information which at or prior to the time of disclosure was generally available to the public through no breach of this covenant shall not be deemed confidential information for purposes hereof, and the undertakings in this covenant with respect to confidential information shall not apply thereto.

                    (b) The initial press release or releases with respect to the transactions contemplated by this Agreement shall be in the form satisfactory to Parent. For as long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the consent of Parent, except where such release or announcement is required by applicable law, in which case the Company will consult with Parent and issue a release or announcement reasonably satisfactory in form and content to Parent.

          5.7.      Taxes.

                    (a) The Company Stockholder shall be liable for and shall pay any and all Taxes of the Company attributable to any taxable period ending on or prior to the Closing Date and the allocable portion of any and all Taxes of the Company attributable to any partial period (through and including the Closing Date) of any taxable period beginning before and ending after the Closing Date to the extent that such Taxes are not reflected in the reserve for Taxes shown in the Company Financial Statements. The Taxes attributable to any partial period shall be computed as if the taxable period ended on the Closing Date, except that any Taxes imposed on the ownership of real, personal or intangible property shall be allocated, pro rata on a daily basis, between the partial period ending on the Closing Date and the balance of the taxable period.

                    (b) The Company Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods ending on or before the Closing Date which are due after the Closing Date. The Company Stockholder shall have the responsibility for any audit (and the disposition thereof) of any federal Tax Return of the Company (and any state Tax Return of the Company for which status substantially equivalent to S Corporation status is applicable) pertaining to taxable periods ending on or before the Closing Date and the Company Stockholder shall pay all costs related thereto, including legal fees and expenses. Notwithstanding the foregoing, the Company Stockholder shall not enter into any compromise or settlement of any Tax matter relating to the Company without Parent's consent (which shall not be unreasonably withheld).


          5.8. Lock-up. The Company Stockholder hereby covenants and agrees with Parent that, subject to the applicable rights under the Registration Rights Agreement, during the period between the Closing Date and 365 days following the Closing Date, (the "Lock-Up Period") he shall not sell, transfer, assign or otherwise dispose of the

Parent Common Stock which he received as Stock Consideration without the prior written consent of Parent, which consent Parent shall be entitled to withhold in its full discretion. The Company Stockholder further agrees that following the expiration of the Lock-Up Period, he will sell such shares of Parent Common Stock pursuant to the provisions of Rule 144 of the Securities Act.

                                   ARTICLE VI

                       COVENANTS OF PARENT AND MERGER SUB

          6.1. Conduct of Business of Parent and Merger Sub. Except as set forth on Section 6.1 of the Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent and Merger Sub shall not:

                    (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                    (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(b) hereof); or

                    (c)  agree, commit or arrange to do any of the foregoing.

          6.2.      Indemnification of Directors and Officers.

                    (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (individually, an "Indemnified Person" and collectively, the "Indemnified Persons") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after, the Effective Time, to the fullest extent that the Company would have been permitted under the Washington Business Corporation Act and its charter or by-laws in effect on the date hereof to indemnify such Indemnified Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided, that the Indemnified Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification).

                    (b) Any Indemnified Persons wishing to claim indemnification under paragraph (a) of this Section 6.2, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent of any liability it may have to such

Indemnified Persons unless such failure to so notify has resulted in the loss of substantive rights with respect to Parent's ability to defend such claim. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Persons advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Persons, the Indemnified Persons may retain counsel reasonably satisfactory to Parent, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons; provided, however, that Parent shall be obligated pursuant to this Section 6.2(b) to pay for only one firm of counsel for all Indemnified Persons in any jurisdiction unless the use of one counsel for such Indemnified Persons would present such counsel with a conflict of interest, (ii) the Indemnified Persons will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Persons if and when a court of competent jurisdiction shall ultimately determine, and such determination shall be become final, that the indemnification of such Indemnified Persons in the manner contemplated hereby is prohibited by applicable law.

                    (c) Notwithstanding the provisions of this Section 6.2, the right to indemnification under this provision shall not extend to the Company Stockholder with respect to his obligation to indemnify for Losses (as hereinafter defined) under Section 9.2 of this Agreement.

                    (d) The provisions of this Section 6.2 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and, his or her heirs and representatives.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          7.1.      Reasonable Efforts.

                    (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such commercially reasonable actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental

Entity and (ii) using all reasonable efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. No party will take any action which would prevent the satisfaction of any conditions to Closing set forth in Article VIII hereof.

          (b) Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

          7.2. Changes in Representation and Warranties; Notification of Certain Matters. Between the date of this Agreement and the Effective Time, the Company and the Company Stockholder shall give notice in writing to Parent, and Parent and Merger Sub shall give notice in writing to the Company, promptly upon becoming aware of (i) any information known to such party that indicates in the reasonable judgment of such party that any representation or warranty of such party contained herein will not be true and correct in a manner that results or would likely result in a failure of the condition specified in
Section 8.2(a), in the case of a notice from the Company and the Company Stockholder, or Section 8.3(a), in the case of a notice from Parent and Merger Sub and (b) the occurrence of any event known to such party which in the reasonable judgment of such party will result, or has a reasonable prospect of resulting in, the failure by such party to satisfy a condition specified in
Article VIII; provided, however, that the delivery of any notice pursuant to this Section 9.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII

                                   CONDITIONS

          8.1. Conditions to Each Party's Obligations. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                    (a) no court or Governmental Entity of competent jurisdiction shall have enacted, issued, entered, promulgated or enforced any Legal Requirements prohibiting, restraining, enjoining or otherwise preventing the consummation of the Merger; and

                    (b) all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution and delivery of this Agreement and the performance of its terms (collectively, "Requisite Regulatory Approvals") shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          8.2. Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                    (a) the representations and warranties of the Company and the Company Stockholder contained in this Agreement shall be true and correct in all material respects as of the Effective Time, except that representations and warranties qualified by materiality or Company Material Adverse Effect shall be true in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such time, except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, and those not qualified by materiality or Company Material Adverse Effect shall be true in all respects, on and as of such earlier date);

                    (b) the Company and the Company Stockholder shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date;

                    (c) from the date of this Agreement through the Effective Time, there shall not have occurred a Company Material Adverse Effect;

                    (d) Parent shall have received a certificate signed by an executive officer of the Company to the effect of Sections 8.2(a), (b) and (c) hereof;

                    (e) Parent shall have received a certificate signed by the Company Stockholder to the effect of Sections 8.2(a), (b) and (c) hereof;

                    (f) the Company shall have provided Parent with evidence satisfactory to Parent that the Company has obtained all consents, waivers or approvals required for the assignment or transfer of all agreements and instruments identified on Section 3.8 of the Disclosure Schedule hereto;

                    (g) the Company shall have furnished Parent with an opinion, dated the Closing Date, of Preston, Gates & Ellis LLP, counsel to the Company, in the form attached hereto as Exhibit C in form and substance satisfactory to Parent;

                    (h) the Company Stockholder and the Company shall have provided Parent with a certified statement, pursuant to Section 1.1445-2(c)(3) of the Treasury Regulations, that the Company is not, and has not been within the last five years, a "United States real property holding corporation";

                    (i) no claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before any court or administrative agency or otherwise relating to the transactions provided for herein, which may affect Parent or the Company in a manner which is materially adverse;

                    (j) the Company Stockholder shall have executed the Escrow Agreement;

                    (k) Kathy Brown and Anthony Parker shall have entered into an agreement with Parent acknowledging that the shares of Parent Common Stock which they receive pursuant to the terms of this Agreement will not be registered under the Securities Act and will be subject to restrictions on their sale or disposition;

                    (l) Gregory Lins, Anthony Parker, Kathy Brown and the Company Stockholder shall have entered into employment arrangements with Parent; and

                    (m) the Company and the Company Stockholder shall have furnished Parent with all other documents, certificates and other instruments reasonably requested by Parent.

          8.3. Conditions to Obligation of the Company and the Company Stockholder. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                    (a) the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, except that representations and warranties qualified by materiality or Parent Material Adverse Effect shall be true in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such time, except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, and those not qualified by materiality or Parent Material Adverse Effect shall be true in all respects, on and as of such earlier date);

                    (b) Parent and Merger Sub shall have performed in all material respects their obligations required to be performed by them under this Agreement at or prior to the Closing Date;

                    (c) the Company shall have received a certificate signed by an executive officer of each of Parent and Merger Sub to the effect of Sections 8.3(a) and (b) hereof;

                    (d)  Parent shall have executed the Escrow Agreement

                    (e) Parent shall have entered into an employment arrangement with the Company Stockholder in form mutually agreeable to Parent and the Company Stockholder; and

                    (f) no claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before a court or administrative agency or otherwise relating to the transactions provided for herein which could reasonably be expected to prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

          8.4. Frustration of Closing Conditions. Neither the Company nor the Parent may rely on the failure of any condition set forth in Section 8.1,
8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                     NATURE AND SURVIVAL OF REPRESENTATIONS
                              AND WARRANTIES, ETC.

          All statements contained in any Exhibit or Disclosure Schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the parties hereunder.

          9.1. Survival of Representations, Warranties, Etc. Except as otherwise provided herein, the representations and warranties contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive the Closing for a period of twenty-four (24) months after the Closing Date; provided, however, that: (i) the representations and warranties contained in Section 3.13 hereof shall survive the Closing Date until thirty (30) days after the expiration of the applicable statutes of limitations for the assessment of Taxes; (ii) if the giving of any representation or warranty contained in this Agreement is made with willful or knowing fraud, it shall survive the Closing Date for an unlimited period of time; (iii) any specific claim or action of which specific written notice setting forth with particularity the facts underlying such claim or action is given to the party which made such representation or warranty prior to the date on which such representation or warranty otherwise terminates as provided herein, may continue to be asserted and shall be indemnified against pursuant to this Article IX; and
(iv) the representations and warranties set forth in Sections 2.1, 2.2 and 3.2 hereof shall survive the Closing without limitations.

          9.2.      Company Stockholder's Agreement to Indemnify.

                    (a) Subject to paragraphs (c), (d) and (e) of this Section 9.2, the Company Stockholder shall fully indemnify, defend and hold harmless, on an after-tax basis, Parent, Merger Sub and the Surviving Corporation, their officers, directors, employees, agents, representatives and affiliates and their successors and assigns (collectively, the "Company Indemnified Parties") against and in respect of any and all liabilities, losses, damages, claims, penalties, actions, fines, deficiencies, costs, taxes, loss of deductions or expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel) (collectively, "Losses") regardless of whether an action has been filed or asserted against Parent, Merger Sub, or the Surviving Corporation after the Closing Date, arising from, in connection with or resulting from (i) any misrepresentation, inaccuracy or breach of the representations, warranties or covenants by the Company or the Company Stockholder made in this Agreement (including, without limitation, the Exhibits and the Disclosure Schedules hereto and the certificates delivered hereunder) or as provided herein, (ii) the business, operations or assets of the Company prior to the Effective Time or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Effective Time, other than Losses arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the Disclosure Schedules to this Agreement, and (iii) any claims or litigation involving the Company which are pending or, to the knowledge of the Company, threatened prior to the Closing Date.

                    (b) No obligation of the Company Stockholder to indemnify, defend and hold harmless Parent, Merger Sub or the Surviving Corporation under this Section 9.2 shall arise unless and until the amount of Losses incurred exceeds $100,000 in the aggregate; and provided, further, that in the case of aggregate Losses in excess of $100,000, the Company Stockholder shall be liable for the entire amount of such Losses. The maximum obligation of the Company Stockholder to indemnify, defend and hold harmless Parent, Merger Sub or the Surviving Corporation under this Section 9.2 shall be one-half of the value of the Merger Consideration. The maximum amount of the Company Stockholder's indemnification obligations under this Section 9.2 and Parent's indemnification obligation under Section 9.3 hereof shall be the product of (x) 400,000 and (y) the last price per share of Parent Common Stock as quoted on the Nasdaq Stock Market on the last trading day immediately preceding the Closing Date.

                    (c)  Notwithstanding the provisions of the foregoing
Section 9.2(b), the Company Stockholder shall fully indemnify, defend and hold harmless on an after-tax basis the Company Indemnified Parties against and in respect of any and all Losses (including any fees, expenses and disbursements of counsel and other agents) arising from, in connection with or resulting from any misrepresentation, inaccuracy or breach with respect to Sections 3.13, 5.1(p) and 5.7 and the provisions of Section 9.2(b) hereof shall not apply to limit the obligations of the Company Stockholder under this Section 9.2(c).

                    (d) The indemnification liability of the Company Stockholder under the foregoing provisions of Section 9.2 shall be absolute and unconditional as if the Company Stockholder rather than the Company have made the representations and warranties herein irrespective of any right of set-off or counterclaim which may at any time be available to or asserted by the Company Stockholder against Parent or any of its affiliates.

          9.3. Parent Agreement to Indemnify. Parent shall fully indemnify, defend and hold harmless, on an after-tax basis, the Company Stockholder against and in respect of any and all Losses resulting from any misrepresentation or breach of any representation, warranty, covenant or agreement by Parent or Merger Sub in this

Agreement; provided, however, that no obligation to indemnify, defend and hold harmless the Company Stockholder under this Section 9.3 shall arise unless and until the amount of Losses incurred exceeds $100,000 in the aggregate; and provided, further, that in the case of aggregate Losses in excess of $100,000, the maximum obligation of the Parent to indemnify, defend and hold harmless the Company Stockholder under this Section 9.3 shall be one-half of the value of the Merger Consideration.

          9.4. Procedures Relating to Indemnification. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party for which it intends to seek indemnification hereunder, such party or parties (the "Indemnified Party") shall give written notice of such claim (a "Notice of Claim") to the party or parties obligated to provide indemnification hereunder (collectively, the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to seek indemnification from the Indemnifying Party unless such failure to so notify has resulted in the loss of substantive rights with respect to the Indemnifying Party's ability to defend such claim, and then only to the extent of such loss. The Indemnifying Party shall be entitled to participate in the defense or settlement of such matter and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify an Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If any Notice of Claim relates to a claim by a person or persons (other than by federal, state or local income tax authorities or by Parent), and the amount of such claim is acknowledged by the Company Stockholder to be fully covered by the foregoing indemnity, the Company Stockholder may elect to defend against such claim at his expense, in lieu of Parent assuming such defense; provided that the Parent shall be entitled to participate in or monitor such defense at its expense and the Company Stockholder will fully cooperate with the Parent and their counsel with respect thereto. If the Company Stockholder so elects to assume such defense, he shall retain counsel reasonably satisfactory to Parent. No compromise or settlement of such claim may be effected by either party without the other party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.

                                   ARTICLE X

                                  TERMINATION

          10.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective
Time:

                    (a) By the mutual written consent of Parent, Merger Sub and the Company;

                    (b) By Parent and Merger Sub, on the one hand, or the Company, on the other hand, at any time on or after the later to occur of:


                    (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this
         Section 10.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; and

                    (ii) 60 days following the date hereof, if the Effective Time shall not have occurred on or before that date and if any of the conditions to the obligation of the terminating party to close the Merger has not, at that time, been fulfilled; provided, however, that the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, either the failure of the Effective Time to occur on or before such date or the failure of fulfillment before such date of any of the conditions to such terminating party's obligation to close the Merger;

or at such time as a court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable;

                    (c) By Parent and Merger Sub, on the one hand, or the Company, on the other hand, (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
Section 10.1(c) unless the breach of representation, warranty or covenant would entitle the terminating party not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent and Merger Sub) or which breach, by its nature, cannot be cured prior to the Closing.

          10.2. Procedure for and Effect of Termination. In the event that this Agreement is terminated and the Merger is abandoned by Parent or Merger Sub, on the one hand, or by the Company, on the other hand, pursuant to Section 10.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except (i) with respect to the willful breach by any party hereto, and (ii) that this Section 10.2, the last sentence of Section 5.4, Section 5.6, Section 11.3 and Section 11.4 shall survive the termination of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

          11.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 11.1:

                    (a) "affiliate", with respect to any person, shall mean any person controlling, controlled by or under common control with such person;

                    (b) "business day" shall mean each day on which banking institutions in New York, NY are not authorized or required to close;

                    (c) "including" shall, unless the context clearly requires otherwise, mean including but not limited to the items or things following such term;

                    (d) "knowledge", "to the knowledge of", "best knowledge" and any similar language shall mean, with respect to the Company or any of its subsidiaries, the actual knowledge, after due inquiry, of the Company Stockholder and of any other person who, on the date hereof, is an officer of the Company

                    (e) "person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

                    (f) "subsidiary", with respect to any corporation or other person, shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which is directly or indirectly owned by such person, and any other entity over which such corporation or other person has control as a result of ownership interests, any contract or other arrangement, or through any other means. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

          11.2. Disclosure Schedule. The disclosure schedules being delivered at or prior to the execution of this Agreement (the "Disclosure Schedule") (which Disclosure Schedule shall identify the specific sections or subsections on this Agreement to which such disclosure relates) are incorporated into or shall modify, as the case may be, the representations and warranties made in this Agreement.

          11.3. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented, only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

          11.4. Waiver of Compliance; Consents. Any failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent and Merger Sub or the Company, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.4.

          11.5. Restrictive Legend. Each certificate representing Parent Common Stock to be delivered to the holders of Company Stock hereunder shall, except as otherwise provided in this Section 11.5, be stamped or otherwise imprinted with a legend substantially in the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Parent the securities being sold thereby may be publicly sold without registration under the Securities Act.

          11.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (1)  if to Parent or Merger Sub, to:

                         AppliedTheory Corporation
                         1500 Broadway, Third Floor
                         New York, NY 10036
                         Telecopier: (212) 398-4142
                         Attention: David A. Buckel
                           Senior Vice President, Chief Financial Officer

                         with a copy to:

                         Dewey Ballantine LLP
                         1301 Avenue of the Americas
                         New York, NY 10019
                         Attention: Frank E. Morgan II
                         Telecopier: (212) 259-6333

                  (2)    if to the Company, to:

                         The Cordada Group, Inc.
                         2310-130th Avenue NE, B-201
                         Bellevue, WA  98005-1575
                         Attention:  Robert J. Margulis
                         Telecopier:  (425) 869-4070

                         with copies to:

                         Preston, Gates & Ellis LLP
                         701 5th Avenue, Suite 5000
                         Seattle, WA  98104
                         Attention:  G. Scott Greenburg, Esq.
                         Telecopier:  (206) 623-7022

                  (3)    if to the Company Stockholder:
                         c/o The Cordada Group, Inc.
                         2310-130th Avenue NE, B-201
                         Bellevue, WA  98005-1575
                         Attention: Robert J. Margulis
                         Telecopier: (425) 869-4-70

          11.7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, representatives, affiliates, subsidiaries, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          11.8. Expenses. Whether or not the Merger is consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

          11.9. Gender; Plurals, etc. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

          11.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

          11.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.12. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          11.13. Entire Agreement. This Agreement (including the schedules, exhibits, documents or instruments referred to herein) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof.

          11.14. No Third Party Beneficiaries. Except as provided in Sections 6.2(a) and 9.2(a), this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

          11.15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            THE CORDADA GROUP, INC.

                                            By:      /s/ Robert J. Margulis
                                               ----------------------------
                                               Robert J. Margulis
                                               Chief Executive Officer

                                            COMPANY STOCKHOLDER

                                               /s/ Robert J. Margulis
                                             ------------------------
                                               Robert J. Margulis

                                            APPLIEDTHEORY CORPORATION

                                            By:      /s/ Danny E. Stroud
                                               -------------------------
                                               Danny E. Stroud
                                               Vice President, Corporate
                                                       Development

                                             APPLIEDTHEORY SEATTLE CORPORATION

                                            By:      /s/ Danny E. Stroud
                                               -------------------------
                                                Danny E. Stroud
                                                Secretary